Exhibit 7(t)

ASSIGNMENT AND ASSUMPTION AGREEMENT

THIS ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Agreement”) dated as of March 9, 2018, is entered into by and among Liberty Broadband Corporation, a Delaware corporation (“Broadband”), Liberty Interactive Corporation, a Delaware corporation (“LIC”), LV Bridge, LLC, a Delaware limited liability company (“LV Bridge”), and GCI Liberty, Inc., an Alaska corporation (f/k/a General Communication, Inc.) (“Splitco”).

RECITALS

A.            Broadband and LIC are parties to the Proxy and Right of First Refusal Agreement, dated as of May 23, 2015, as amended by Amendment No. 1 to Proxy and Right of First Refusal Agreement, dated May 13, 2016, by and among Broadband, LIC and LV Bridge (the “Proxy/ROFR Agreement”).

B.            LIC, Liberty Interactive LLC, a Delaware limited liability company (“LI LLC”), and Splitco are parties to an Agreement and Plan of Reorganization dated as of April 4, 2017 (as amended pursuant to Amendment No. 1 to Reorganization Agreement, dated as of July 19, 2017, and Amendment No. 2 to Reorganization Agreement, dated as of November 8, 2017, and as may be further amended or supplemented, the “Reorganization Agreement”).  In connection with the Reorganization Agreement, LIC adopted a restructuring plan (as such restructuring plan has been amended through the date of this Agreement, the “Restructuring Plan”).

C.            Pursuant to the Reorganization Agreement and the Restructuring Plan:  (i) LI LLC will transfer all of the ownership interests in LV Bridge, which holds all of the Covered Securities beneficially owned by LIC, to Ventures Holdco, LLC, which is currently a wholly-owned subsidiary of LI LLC; (ii) LI LLC will subsequently transfer all of the ownership interests in Ventures Holdco, LLC and other consideration to Splitco in exchange for stock of Splitco representing more than 80% of the voting power of Splitco and other consideration (the “Contribution”); and (iii) LIC will distribute its entire ownership interest in Splitco to the holders of LIC’s Liberty Ventures common stock in full redemption of all outstanding shares of such stock (the “Split-Off”).

D.            The Split-Off is a LIC Distribution Transaction and Splitco is a LIC Qualified Distribution Transferee.

E.            After giving effect to the transactions described in Recital C, Splitco will be the beneficial owner of the Covered Securities which are presently beneficially owned by LIC.  LIC desires therefore to assign all of its rights and obligations under the Proxy/ROFR Agreement to Splitco, and Splitco desires to accept such rights and assume such obligations (the “Assignment and Assumption”).

AGREEMENT

In consideration of the mutual covenants contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:

1.             Assignment and Assumption.  Subject to and conditioned upon the consummation of the Contribution, effective at the Contribution Effective Time (as defined in the Reorganization Agreement):

a.             LIC transfers, assigns and conveys to Splitco all of LIC’s rights, benefits, liabilities and obligations under the Proxy/ROFR Agreement with respect to the period from and after the Contribution Effective Time (such rights and benefits, collectively, the “Assigned Rights”, and such liabilities and obligations, collectively, the “Assigned Obligations”);

b.             Splitco accepts and assumes the Assigned Rights and Assigned Obligations and agrees to be bound by the Assigned Obligations and to perform, pay, discharge and fulfill the Assigned Obligations as if Splitco had executed and delivered the Proxy/ROFR Agreement;

c.             Broadband acknowledges and agrees that (i) LV Bridge is, and following the Contribution and the Split-Off will continue to be, a Permitted Transferee, (ii) upon the Transfer to Splitco of Common Shares, Splitco is a LIC Qualified Distribution Transferee and a Permitted Transferee and (iii) the Split-Off is a LIC Distribution Transaction and therefore such Transfer is not subject to the ROFR;

d.             Splitco is substituted for LIC as “Liberty” for all purposes under the Proxy/ROFR Agreement, and upon the Contribution Effective Time, all references in the Proxy/ROFR Agreement will be deemed to refer to Splitco;

e.             LIC acknowledges that (i) it shall not be entitled to any benefits, rights or remedies under the Proxy/ROFR Agreement following the Contribution and (ii) Broadband shall not be subject to any liability or have any further obligations to LIC under the Proxy/ROFR Agreement following the Contribution (except, in the case of either clause (i) or (ii) of this Section 1(e), for any liability arising from any breach of the Proxy/ROFR Agreement by Broadband or relating to any actions or events occurring, in each case, on or prior to the Contribution Effective Time);

f.             Broadband acknowledges that LIC (i) will have no further obligations under the Proxy/ROFR Agreement following the Contribution and (ii) will not be subject to any liability to Broadband under the Proxy/ROFR Agreement following the Contribution (except, in the case of either clause (i) or (ii) of this Section 1(f), for any liability arising from any breach of the Proxy/ROFR Agreement by LIC or relating to any actions or events occurring, in each case, on or prior to the Contribution Effective Time); and

g.             Pursuant to Section 7(i) of the Proxy/ROFR Agreement, effective upon the completion of the Contribution, the address for all notices, requests and other communications to Splitco and LV Bridge pursuant to the Proxy/ROFR Agreement will be:

GCI Liberty, Inc.

12300 Liberty Boulevard

Englewood, CO 80112

Attention: Chief Legal Officer

Facsimile: [Separately provided]

2.             Representations and Warranties.

a.             Splitco hereby represents and warrants to Broadband, LIC and LV Bridge that:

(i)            Authority for this Agreement.  Splitco is a corporation duly organized, validly existing and in good standing under the Laws of the State of Alaska and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by Splitco and the consummation by Splitco of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its amended and restated articles of incorporation or bylaws and (ii) have been duly and validly authorized, and no other proceedings on the part of Splitco are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by Splitco and, assuming it has been duly and validly authorized, executed and delivered by LIC, LV Bridge and Broadband, constitutes a legal, valid and binding obligation of Splitco enforceable against Splitco in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(ii)           Ownership of Shares.  Upon the Split-Off Effective Time, Splitco will be the Beneficial Owner of the Common Shares (including the Proxy Shares) received by it in the Contribution (as defined in the Reorganization Agreement), in each case, free and clear of all pledges, liens, proxies, claims, charges, security interests, preemptive rights, voting trusts, voting agreements, options, rights of first offer or refusal and any other encumbrances whatsoever (collectively, “Liens”) with respect to the ownership, transfer or other voting of such securities, other than encumbrances created by the Proxy/ROFR Agreement and this Agreement and any restrictions on transfer under applicable federal and state securities Laws.  Upon the Split-Off Effective Time, Splitco will have the sole authority to direct the voting of such Common Shares in accordance with the provisions of the Proxy/ROFR Agreement and this Agreement and the sole power of disposition with respect to such Common Shares, with no restrictions (other than restrictions created by the Proxy/ROFR Agreement and this Agreement and any restrictions on transfer under applicable federal and state securities Laws).  Except for such Common Shares, as of the Split-Off Effective Time, Splitco will not Beneficially Own nor own of record (i) any other equity securities of Charter or (ii) any securities that are convertible into or exercisable or exchangeable for such equity securities.

b.             LV Bridge hereby represents and warrants to Splitco, Broadband and LIC that:

(i)            Authority for this Agreement.  LV Bridge is a limited liability company duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by LV Bridge and the consummation by LV Bridge of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its organizational documents and (ii) have been duly and validly authorized, and no other proceedings on the part of LV Bridge are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by LV Bridge and, assuming it has been duly and validly authorized, executed and delivered by Splitco, LIC and Broadband, constitutes a legal, valid and binding obligation of LV Bridge enforceable against LV Bridge in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

(ii)           Ownership of Shares.  As of the date hereof and upon the Split-Off Effective Time, LV Bridge is and will be the Beneficial Owner of the Common Shares (including the Proxy Shares) received by LIC pursuant to the terms of the Contribution Agreement, in each case, free and clear of all Liens with respect to the ownership, transfer or other voting of such securities, other than encumbrances created by the Proxy/ROFR Agreement and this Agreement and any restrictions on transfer under applicable federal and state securities Laws.  Except for such Common Shares, as of the date hereof and as of the Split-Off Effective Time, LV Bridge does not and will not Beneficially Own nor own of record (i) any other equity securities of Charter or (ii) any securities that are convertible into or exercisable or exchangeable for such equity securities.

c.             Each of LIC and Broadband, severally and not jointly, hereby represent and warrant to Splitco that:  it is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware and has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by it and the consummation by it of the transactions contemplated hereby (i) will not violate or constitute a breach of or conflict with its certificate of incorporation or bylaws and (ii) have been duly and validly authorized by, and no other proceedings on the part of, it are necessary to authorize this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by it and, assuming it has been duly and validly authorized, executed and delivered by each of the other parties hereto, constitutes a legal, valid and binding obligation of it enforceable against it in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar Laws relating to or affecting enforcement of creditors’ rights generally, and general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity).

3.             Miscellaneous.

a.             Captions.  The section captions of this Agreement are for convenience only and do not constitute a part of this Agreement.

b.             Terms.  Capitalized terms used herein and not defined herein will have the meanings ascribed thereto in the Proxy/ROFR Agreement.  Defined terms will be applicable to both singular and plural forms for all purposes of this Agreement.

c.             Choice of Law.  This Agreement and the rights of the parties under it will be governed by and construed in all respects in accordance with the laws of the State of Delaware without regard to the conflicts of law principles of such State.

d.             No Third-Party Rights.  Nothing expressed or referred to in this Agreement is intended or will be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or with respect to this Agreement, or any provision hereof, it being the intention of the parties hereto that this Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their respective successors and assigns.

e.             Binding Effect; Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except with respect to a merger of a party, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the other parties.

f.             Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.  Upon a determination that any provision of this Agreement is prohibited or unenforceable in any jurisdiction, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the provisions contemplated hereby are consummated as originally contemplated to the fullest extent possible.

g.             Further Actions.  The parties will execute and deliver to each other such further assignments, instruments, records, or other documents, assurances or things as may be reasonably necessary to give full effect to this Agreement, including applicable stock powers, assignments or acknowledgments of receipt.

h.             Entire Agreement.  This Agreement and the Proxy/ROFR Agreement contain the entire agreement of the parties and supersede all prior oral or written agreements and understandings with respect to the subject matter hereof.  This Agreement may not be amended or modified except by a writing signed by the parties.

i.              Counterparts; Electronic Delivery.  This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which, when taken together shall constitute one instrument.  Signatures to this Agreement delivered electronically (including computer-scanned, PDF, or other electronic reproduction transmitted via facsimile, email or other electronic means) shall be effective as original signatures.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Assignment and Assumption Agreement as of the date first above written.

LIBERTY BROADBAND CORPORATION

By:	/s/ Tim Lenneman
	Name:	Tim Lenneman
	Title:	Senior Vice President

LIBERTY INTERACTIVE CORPORATION

By:	/s/ Tim Lenneman
	Name:	Tim Lenneman
	Title:	Senior Vice President

LV BRIDGE, LLC

By:	/s/ Tim Lenneman
	Name:	Tim Lenneman
	Title:	Senior Vice President

GCI LIBERTY, INC.

By:	/s/ Tim Lenneman
	Name:	Tim Lenneman
	Title:	Senior Vice President

[Signature Page – Assignment and Assumption Agreement (Proxy/ROFR)]